[DELANO LOGO]


                                                                    Exhibit 99.1

EMBARGOED FOR RELEASE FOR
6:30 A.M. EST, WEDNESDAY
OCTOBER 31, 2001

Contact: Thomas Hearne                     Contact: Andre Fuochi
         Chief Financial Officer                    Media Relations Contact
         Delano Technology Corporation              Maverick Public Relations
         T: 905-947-2136                            T: 416-640-5519
         E: thearne@delanotech.com                  E:andref@maverickpr.com

                   DELANO ANNOUNCES IMPROVED OPERATING RESULTS
                               KAPOOR BECOMES CEO

Toronto - October 31, 2001 - Delano Technology Corporation (NASDAQ: DTEC, TSE:
DLN) today announced a solid quarter in terms of operating performance - including substantial revenue gains and pro forma operating profitability.

In fiscal Q2, ended September 30, 2001, Delano recorded nearly $4.0 million in revenue, a 30% increase over Q1. The signing of several blue chip companies drove the revenue increase.

"We are the fastest and lowest cost way for a business to get up-and-running with a CRM solution," said Vikas Kapoor, the new CEO of Delano. "Delano's value proposition plays well at any time, but particularly in today's down market, and has allowed us to achieve revenue growth during a difficult period for the software industry."

In addition, the company broke even on a pro forma operating cash basis. "We made very tough restructuring choices in July that have helped Delano achieve this positive result sooner than expected. We are now ready to invest to fuel future growth, " continued Kapoor.

CEO Appointment

Delano's board also announced that Kapoor has become Delano's CEO. "Vikas has the vision and experience to build a world-class company," said Dennis Bennie, Chairman of Delano. "He knows Delano well through his work on our board and brings deep operational strength to the running of the company."

Since July, the company has slashed costs and re-focused resources to position Delano as the low-cost provider of customized CRM solutions. "A lot of hard work remains to be done, but we are turning the corner and I am optimistic about our outlook," said Kapoor.

"Delano's roots as a premier provider of email marketing solutions will serve us well as that market continues to grow. I am eager to leverage that foothold and position Delano as a broader provider of innovative marketing solutions, " concluded Kapoor.

"Vikas is a superb strategic thinker and we have enormous confidence in his vision for the future of the business," concluded Bennie.

Kapoor previously served as President and CEO of Walker Digital in Stamford, CT, an incubator of marketing-oriented, internet-based businesses. Prior to that, he co-founded and built the Mitchell Madison Group, a global consulting firm with $200 million in revenues.

Kapoor has an undergraduate degree from Princeton and an MBA from Harvard Business School, where he was a Baker Scholar.

Operating Results

Highlights of the company's operating results include:

     - Pro forma net income, excluding the recovery of deferred stock-based compensation, restructuring charges, asset impairment and depreciation for the quarter was $30,000, compared to a pro forma net loss (excluding the same items and in-process research and development) of $7.3 million or ($0.24) per share for the same period in the prior year and a pro forma net loss (excluding the same items) of ($0.32) cents per share in the June 2001 quarter.

     - Revenues in Q2 were nearly $4.0 million compared to revenues of $3.0 million in the June, 2001 quarter.

     - The company had cash on hand of $12.4 million on September 30, 2001 and approximately $14 million as of October 30, 2001.

     - The Company will add to its deferred stock-based compensation charge in future quarters related to Kapoor's compensation package that includes a grant of 4,230,000 common shares, which vest over 30 months subject to accelerated vesting in certain circumstances.

Analysts and Investors Call

An analysts and investors conference call to discuss the details of this announcement will take place on October 31, 2001 at 8:00 a.m. EST.

Dial in: (416) 695-5806
Live Web cast: www.delanotech.com/investors

A replay of the call will be available for one week, and will be accessible at
(416) 695-5800, access code 956521.

ABOUT DELANO TECHNOLOGY CORPORATION

Delano is a CRM software company that provides an enterprise with the most flexible and effective way to intelligently manage the customer interactions that maximize customer value and enhance corporate profitability. The company's marketing and customer service applications combine advanced analytics with rich interaction capabilities to enable marketing intelligent, two-way dialogues between an enterprise and its customers. Delano's customers include industry-leading new economy, Fortune 500 and Global 2000 enterprises including Compaq, Charles Schwab, Warner Music Group, Nortel Networks, Ericsson, and i2 Technologies. The Company is headquartered in Toronto, Canada. For additional information, contact Delano Technology Corporation, 302 Town Centre Boulevard, Markham, ON, L3R OE8; www.delanotech.com

Delano is a trademark of Delano Technology International SRL. All other company and product names mentioned are the trademarks or registered trademarks of their respective companies.

This press release contains forward-looking statements, including statements which are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995, regarding the Company's financial performance for the quarter ended September 30, 2001 and regarding the Company's expected financial performance for the following fiscal quarters, expected future customer demand, the Company's ability to adapt to changing market conditions and to compete and the Company's future cash requirements. These statements are neither promises nor guarantees, but are subject to risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements, including without limitation risks relating to: the change in the Company's limited operating history and its history of losses, the Company's relatively fixed operating expenses, rapid technological change in the Company's marketplace, the Company's dependence on sales of its e-Business Interaction Suite and product enhancements, integration of the Company's recent acquisitions, increased levels of competition with the Company's industry and the level of demand for the Company's products and services. A more detailed discussion of these and other important risk factors can be found in the Company's filings with the SEC, including the Company's Form 10-K for the period ending March 31, 2001 and the company's Form 10-Q for the period ending June 30, 2001. Readers should not place undue reliance on any such forward-looking statements, which speak only as of the date they are made. The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in Company expectations or in events, conditions, or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in such forward-looking statements.

                                      ###

                          DELANO TECHNOLOGY CORPORATION

                      CONDENSED CONSOLIDATED BALANCE SHEETS

                  (DOLLAR AMOUNTS IN THOUSANDS OF U.S. DOLLARS)

                                                                        SEPTEMBER 30,       MARCH 31,
                                                                           2001              2001
                                                                         --------         -----------
ASSETS                                                                  (unaudited)
Current assets:
   Cash and cash equivalents....................................      $     12,378        $    34,209
   Short-term investments.......................................               --               1,155
   Accounts receivable trade....................................             5,347              8,099
   Prepaid expenses and other...................................             1,297              3,674
                                                                      ------------        -----------
     Total current assets.......................................            19,022             47,137
Property and equipment..........................................             3,324             11,300
Goodwill and identifiable intangibles, net .....................               --               5,217
Other assets ...................................................               263                985
                                                                      ------------        -----------
Total assets....................................................      $     22,609        $    64,639
                                                                      ============        ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Accounts payable and accrued liabilities.....................      $      3,092        $     8,960
   Current portion of restructuring charge accrual..............             2,813              2,411
   Deferred revenue.............................................               704              1,975
   Current portion of obligations under capital leases..........               145                182
                                                                      ------------        -----------
     Total current liabilities..................................             6,754             13,528
Long-term liabilities:
   Obligations under capital leases.............................               --                  49
   Restructuring accrual........................................             2,516              1,121
                                                                      ------------        -----------
Total liabilities...............................................             9,270             14,698
Shareholders' equity:
   Capital stock................................................           222,331            230,647
   Warrant......................................................               496                496
   Deferred stock-based compensation............................            (2,218)            (8,464)
   Accumulated other comprehensive losses.......................              (340)              (340)
   Deficit......................................................          (206,930)          (172,398)
                                                                      -------------       ------------
     Total shareholders' equity.................................            13,339             49,941
                                                                      ------------        -----------
Total liabilities and shareholders' equity......................      $     22,609        $    64,639
                                                                      ============        ===========

                          DELANO TECHNOLOGY CORPORATION

            UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (DOLLAR AMOUNTS IN THOUSANDS OF U.S. DOLLARS, EXCEPT PER SHARE AMOUNTS)



                                                                       Three months ended              Six months ended
                                                                          September 30,                  September 30,
                                                                      2001             2000          2001            2000
                                                                   ----------       ----------    ----------      ----------
Revenues:
   License                                                          $  2,058         $  7,009     $  3,259         $ 12,370
   Service                                                             1,902            1,025        3,737            1,682
                                                                    --------         --------     --------         --------
      Total revenues                                                   3,960            8,034        6,996           14,052
                                                                    --------         --------     --------         --------
Cost of revenues:
   License                                                               309              122          386              181
   Service                                                             1,041            1,169        2,868            1,970
                                                                    --------         --------     --------         --------
      Total cost of revenues                                           1,350            1,291        3,254            2,151
                                                                    --------         --------     --------         --------
Gross profit                                                           2,610            6,743        3,742           11,901
                                                                    --------         --------     --------         --------
Operating expenses:
   Sales and marketing                                                 1,405           11,116        9,554           21,504
   Research and development                                            1,315            3,856        6,247            6,176
   General and administrative                                            467            1,142        1,902            2,140
   Amortization (recovery) of deferred
      stock-based compensation                                          (925)             856       (2,144)           2,480
   In process research and development                                    --              360           --              360
   Amortization of goodwill and identifiable
       intangibles                                                        --               --          287               --
   Impairment of goodwill                                                 --               --        4,930               --
   Asset impairment                                                    7,026               --        7,026               --
   Restructuring charges                                               6,654               --       10,889               --
                                                                    --------         --------     --------         --------
      Total operating expenses                                        15,942           17,330       38,691           32,660
                                                                    --------         --------     --------         --------
Operating loss                                                       (13,332)         (10,587)     (34,949)         (20,759)
    Interest and other income, net                                       218            1,384          563            2,926
    Equity in loss of associated company                                 (80)              --         (146)              --
                                                                    --------         --------     --------         --------
Loss before income taxes                                             (13,194)          (9,203)     (34,532)         (17,833)
Income taxes                                                              --               --           --               --
                                                                    --------         --------     --------         --------
Net loss                                                             (13,194)          (9,203)     (34,532)         (17,833)
                                                                    --------         --------     --------         --------
Basic and diluted loss per common share                             $  (0.35)        $  (0.30)    $  (0.92)        $  (0.59)
                                                                    ========         ========     ========         ========
Shares used in computing basic and diluted
    loss per common share (in thousands)                              37,594           30,264       37,436           30,112
                                                                    ========         ========     ========         ========
 Pro forma basic and diluted income (loss)
    (excluding restructuring charges,
    asset impairment, impairment and
    amortization of goodwill and identifiable
    intangibles, amortization (recovery) of
    deferred stock-based compensation and
    depreciation)                                                   $     30         $ (7,288)    $(11,831)        $(13,918)
                                                                    ========         ========     ========         ========
 Pro forma basic and diluted income (loss)
    per common share (excluding restructuring
    charges, asset impairment, impairment and
    amortization of goodwill and identifiable
    intangibles, amortization (recovery) of deferred
    stock-based compensation and depreciation)                      $   0.00         $  (0.24)    $  (0.32)        $  (0.46)
                                                                    ========         ========     ========         ========

                          DELANO TECHNOLOGY CORPORATION

            UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                  (DOLLAR AMOUNTS IN THOUSANDS OF U.S. DOLLARS)

                                                                            SIX MONTHS ENDED
                                                                              SEPTEMBER 30,
                                                                         2001             2000
                                                                        -------          -------
Cash provided by (used in):
Operating activities:
   Loss for the period                                                 $(34,532)        $(17,833)
   Depreciation and amortization which does not involve cash              1,897              984
   Amortization (recovery) of deferred stock-based compensation          (2,144)           2,480
   Impairment of goodwill                                                 4,930               --
   Equity in loss of associated company                                     146               --
   Non-cash charges                                                       7,001              360
   Changes in non-cash operating working capital:
     Accounts receivable trade                                            2,752           (4,699)
     Prepaid expenses and other assets                                    2,352           (1,164)
     Accounts payable and accrued liabilities                            (5,804)           3,998
     Restructuring charge accrual                                         1,797               --
     Deferred revenue                                                    (1,271)              80
                                                                        -------          -------
   Net cash used in operating activities                                (22,876)         (15,794)
Financing activities:
   Issuance of common shares and warrants                                    74            1,061
   Payment on notes payable                                                  --             (745)
   Repayment of obligations under capital leases                            (88)             (88)
                                                                        -------          -------
   Net cash provided by (used in) financing activities                      (14)
Investing activities:
   Sale of short-term investments                                         1,155           28,012
   Additions to property and equipment                                     (234)          (8,124)
   Cash used in acquisition                                                  --           (1,451)
   Proceeds on sale of fixed assets                                         175               --
                                                                        -------          -------
   Cash provided by investing activities                                  1,096           18,437
Effect of currency translation of cash balances                             (37)             (37)
                                                                        -------          -------
Increase (decrease) in cash and cash equivalents                        (21,831)           2,834
Cash and cash equivalents, beginning of period                           34,209           82,370
                                                                        -------          -------
Cash and cash equivalents, end of period                               $ 12,378         $ 85,204
                                                                       ========         ========